EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2026 Third Quarter Results

STAMFORD, Conn., Aug. 05, 2026 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today filed its quarterly report on Form 10-Q with the SEC and announced financial results for the fiscal 2026 third quarter, the three months ended June 30, 2026.

Three Months Ended June 30, 2026 Compared to the Three Months Ended June 30, 2025
For the fiscal 2026 third quarter, Star reported a 17.2 percent increase in total revenue to $358.1 million compared with $305.6 million in the prior-year period, reflecting an increase in average selling prices, driven by higher wholesale product cost. The amount of home heating oil and propane sold during the fiscal 2026 third quarter declined by 3.4 million gallons, or 9.4 percent, to 32.8 million gallons, as the additional volume provided from acquisitions and colder temperatures was more than offset by the impact of net customer attrition and other factors. Temperatures in Star's geographic areas of operation for the three months ended June 30, 2026 were 15.9 percent colder than the three months ended June 30, 2025 but 5.9 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net loss rose by $11.4 million in the quarter, to $28.0 million, primarily due to an unfavorable change in the fair value of derivative instruments of $8.6 million and a $7.1 million increase in Adjusted EBITDA loss, partially offset by a $3.4 million increase in the Company’s income tax benefit and a $0.9 million decrease in depreciation and amortization expenses.

The Company reported a third quarter Adjusted EBITDA loss (a non-GAAP measure defined below) of $17.7 million, up $7.1 million year-over-year, as higher home heating oil and propane per gallon margins, an improvement in service and installation profitability and the additional gross profit from other petroleum products were more than offset by higher operating expenses, including $6.2 million in higher insurance-related expenses, and the lower volume of home heating oil and propane sold.

“Our results this quarter, a non-heating period, largely reflected seasonal factors and net attrition, which was in line with prior-year periods” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “While temperatures were moderately colder than last year, the volume of home heating oil and propane sold was lower given the more muted impact of additional degree days in the shoulder months of April and May. We did not complete any acquisitions this quarter but are actively assessing a number of possible attractive opportunities. We are taking steps this summer, as in years past, to improve our operations, streamline where appropriate, and prepare for the coming winter months. At the same time, we continue to invest in our service and installation business – where we see further room for growth – and believe Star remains in great shape for the quarters to come.”

Nine Months Ended June 30, 2026 Compared to the Nine Months Ended June 30, 2025
For the nine months ended June 30, 2026, Star reported an 8.3 percent increase in total revenue to $1.7 billion, reflecting higher product volumes sold and an increase in selling prices in response to higher wholesale product costs. The volume of home heating oil and propane sold during the first nine months of fiscal 2026 increased by 8.6 million gallons, or 3.3 percent, to 271.2 million gallons, reflecting colder temperatures and the additional volume provided from acquisitions, more than offsetting net customer attrition and other factors. Temperatures in Star’s geographic areas of operation fiscal year-to-date were 11.5 percent colder than during the prior-year period and 2.9 percent colder than normal, as reported by the National Oceanic and Atmospheric Administration.

For the nine months ended June 30, 2026, Star’s net income increased $13.9 million, to $116.1 million, compared to the prior-year period, primarily due to a $19.9 million increase in Adjusted EBITDA, a favorable change in the fair value of derivative instruments of $1.4 million, and a $0.6 million decrease in depreciation and amortization expenses, partially offset by a $7.6 million increase in income taxes and $0.4 million higher net interest expense.

Year-to-date Adjusted EBITDA increased $19.9 million, to $189.3 million, compared to the nine months ended June 30, 2025, primarily due to an increase in home heating oil and propane per gallon margins and volume sold in the base business, and an increase in Adjusted EBITDA from acquisitions, which more than offset higher operating expenses, of which $1.9 million was attributable to the Company's weather hedge contracts due to colder weather. The temperatures experienced during the weather hedge period ending March 31, 2026 were colder than in the prior-year period and, therefore, the Company recorded an expense under the weather hedge contracts of $5.0 million in fiscal 2026 versus a $3.1 million expense recorded in fiscal 2025.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, August 6, 2026. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events, such as the ongoing military conflicts in the Middle East, on wholesale product cost volatility, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions and electrification of heating systems, pandemic and future global health pandemics, recessionary economic conditions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including federal, state and municipal laws restricting greenhouse gases ("GHG") emissions and federal, state and local environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, global supply chain issues, labor shortages and new technology, including alternative methods for heating and cooling residences. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2025. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
(in thousands)	2026	2025
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$27,003	$24,683
Receivables, net of allowance of $8,938 and $7,196, respectively	160,063	102,119
Inventories	58,332	47,022
Fair asset value of derivative instruments	10,819	790
Prepaid expenses and other current assets	35,614	32,667
Total current assets	291,831	207,281
Property and equipment, net	127,049	128,605
Operating lease right-of-use assets	93,993	93,264
Goodwill	293,955	293,350
Intangibles, net	111,954	124,892
Restricted cash	250	250
Captive insurance collateral	80,385	78,189
Deferred charges and other assets, net	10,671	11,500
Total assets	$1,010,088	$937,331
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$35,903	$33,667
Fair liability value of derivative instruments	—	1,398
Current maturities of long-term debt	21,000	21,000
Current portion of operating lease liabilities	20,252	19,934
Accrued expenses and other current liabilities	151,421	119,497
Unearned service contract revenue	68,028	66,927
Customer credit balances	39,465	86,810
Total current liabilities	336,069	349,233
Long-term debt	151,569	167,118
Long-term operating lease liabilities	77,057	77,206
Deferred tax liabilities, net	41,310	30,823
Other long-term liabilities	15,238	16,171
Partners' capital
Common unitholders	405,481	314,733
General partner	(6,727)	(6,605)
Accumulated other comprehensive loss, net of taxes	(9,909)	(11,348)
Total partners' capital	388,845	296,780
Total liabilities and partners' capital	$1,010,088	$937,331

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per unit data - unaudited)	2026	2025	2026	2025
Sales:
Product	$267,009	$216,158	$1,404,780	$1,280,722
Installations and services	91,062	89,460	259,262	256,004
Total sales	358,071	305,618	1,664,042	1,536,726
Cost and expenses:
Cost of product	195,199	144,521	876,174	800,170
Cost of installations and services	75,486	75,240	239,573	233,115
(Increase) decrease in the fair value of derivative instruments	8,019	(603)	(13,398)	(11,962)
Delivery and branch expenses	98,945	90,649	338,656	314,903
Depreciation and amortization expenses	8,333	9,197	25,373	26,012
General and administrative expenses	8,039	7,564	24,348	22,934
Finance charge income	(1,877)	(1,773)	(4,030)	(3,860)
Operating income (loss)	(34,073)	(19,177)	177,346	155,414
Interest expense, net	(3,586)	(3,639)	(11,548)	(11,114)
Amortization of debt issuance costs	(259)	(274)	(786)	(804)
Income (loss) before income taxes	$(37,918)	$(23,090)	$165,012	$143,496
Income tax expense (benefit)	(9,929)	(6,461)	48,928	41,330
Net income (loss)	$(27,989)	$(16,629)	$116,084	$102,166
General Partner's interest in net income (loss)	(275)	(157)	1,137	952
Limited Partners' interest in net income (loss)	$(27,714)	$(16,472)	$114,947	$101,214

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.84)	$(0.48)	$3.49	$2.93
Dilutive impact of theoretical distribution of earnings	—	—	0.59	0.48
Basic and diluted income (loss) per Limited Partner Unit:	$(0.84)	$(0.48)	$2.90	$2.45

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	32,835	34,340	32,935	34,498

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended June 30,
(in thousands)	2026	2025
Net loss	$(27,989)	$(16,629)
Plus:
Income tax benefit	(9,929)	(6,461)
Amortization of debt issuance costs	259	274
Interest expense, net	3,586	3,639
Depreciation and amortization	8,333	9,197
EBITDA	(25,740)	(9,980)
(Increase) / decrease in the fair value of derivative instruments	8,019	(603)
Adjusted EBITDA	(17,721)	(10,583)
Add / (subtract)
Income tax benefit	9,929	6,461
Interest expense, net	(3,586)	(3,639)
Provision for losses on accounts receivable	3,647	3,424
Decrease in accounts receivables	98,464	83,850
Decrease in inventories	22,562	22,575
Increase in customer credit balances	9,791	12,059
Change in deferred taxes	(4,179)	(1,032)
Change in other operating assets and liabilities	(627)	(40,613)
Net cash provided by operating activities	$118,280	$72,502
Net cash used in investing activities	$(3,134)	$(13,100)
Net cash used in financing activities	$(100,333)	$(49,822)

Home heating oil and propane gallons sold	32,800	36,200
Other petroleum products	29,100	32,000
Total all products	61,900	68,200

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Nine Months Ended June 30,
(in thousands)	2026	2025
Net income	$116,084	$102,166
Plus:
Income tax expense	48,928	41,330
Amortization of debt issuance costs	786	804
Interest expense, net	11,548	11,114
Depreciation and amortization	25,373	26,012
EBITDA	202,719	181,426
(Increase) / decrease in the fair value of derivative instruments	(13,398)	(11,962)
Adjusted EBITDA	189,321	169,464
Add / (subtract)
Income tax expense	(48,928)	(41,330)
Interest expense, net	(11,548)	(11,114)
Provision for losses on accounts receivable	6,451	6,593
Increase in accounts receivables	(64,404)	(40,872)
(Increase) decrease in inventories	(11,215)	425
Decrease in customer credit balances	(47,513)	(49,341)
Change in deferred taxes	9,984	10,372
Change in other operating assets and liabilities	35,055	12,346
Net cash provided by operating activities	$57,203	$56,543
Net cash used in investing activities	$(12,953)	$(99,507)
Net cash used in financing activities	$(41,930)	$(46,289)

Home heating oil and propane gallons sold	271,200	262,600
Other petroleum products	85,700	91,600
Total all products	356,900	354,200

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com